Exhibit 99.1

Broadcom Limited Announces Intention to Redomicile in the United States

SAN JOSE, Calif., and SINGAPORE – November 2, 2017 – Broadcom Limited (Nasdaq: AVGO), a leading semiconductor device supplier to the wired, wireless, enterprise storage, and industrial end markets, today announced that it intends to initiate a redomiciliation process to change the parent company of the Broadcom corporate group from a Singapore company to a U.S. corporation. The redomiciliation will occur whether or not there is corporate tax reform in the United States, although the final form and timing of the redomiciliation will be affected by any corporate tax reform. The redomiciliation will be voted on by the Company’s shareholders and is expected to be effected in a manner intended to be tax-free to Broadcom’s equity holders.

“We believe the USA presents the best place for Broadcom to create shareholder value,” said Hock Tan, the Company’s President and Chief Executive Officer. “We expect the tax reform plan effectively to level the playing field for large multinational corporations headquartered in the United States and to allow us to go all in on U.S. redomiciliation. However, we intend to redomicile to the United States even if there is no corporate tax reform.”

“The returns we can drive by continuing to pursue our growth strategy far outweigh the incremental taxes we would expect to pay by redomiciling in the USA,” said Tom Krause, the Company’s Chief Financial Officer. “We support the tax reform plan because it is pro-growth and would allow companies like us to bring off-shore earnings back to the United States after paying an annual U.S. minimum tax on global profits.”

About Broadcom Limited

Broadcom Limited (NASDAQ: AVGO) is a leading designer, developer and global supplier of a broad range of digital and analog semiconductor connectivity solutions. Broadcom Limited’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, set-top box, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and electronic displays.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about the proposed redomiciliation and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect the redomiciliation include the timing of the enactment of corporate tax reform in the United States, and uncertainties that could materially affect future results include any risks associated with loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturers and outsourced supply chain; any acquisitions we may make, including our pending acquisition of Brocade Communications Systems, Inc., as well as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions and with integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected from such acquisitions; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness, including the need to generate sufficient cash flows to service and repay such debt; dependence on and risks associated with distributors of our products; our ability to improve our manufacturing efficiency and quality; increased dependence on a small number of markets; quarterly and annual fluctuations in operating results; cyclicality in the semiconductor industry or in our target markets; global economic conditions and concerns; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; rates of growth in our target markets; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the United States Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Additional Information

Investors and security holders of Broadcom are urged to read the proxy statement, registration statement, prospectus and other documents that may be filed by Broadcom with the SEC carefully in their entirety when they become available as they will contain important information about the proposed transaction. Any definitive proxy statement and/or prospectus (when available) will be mailed to shareholders of Broadcom. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Broadcom through the web site maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Broadcom and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Broadcom’s executive officers and directors in Broadcom’s definitive proxy statement filed with the SEC on February 17, 2017. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements or other documents filed with the SEC when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at http://www.sec.gov.

Contact:

Broadcom Limited

Ashish Saran

Investor Relations

+1 408 433 8000

investor.relations@broadcom.com

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